Exhibit 5.1

DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
www.dlapiper.com

T 919.786.2000
F 919.786.2200

October 26. 2011

Board of Directors

STAG Industrial, Inc.

99 High Street, 28th Floor

Boston, Massachusetts 02110

Re:                               Registration Statement on Form S-11

Ladies and Gentlemen:

We are acting as counsel to STAG Industrial, Inc., a Maryland corporation (the “Company”), in connection with the registration of 460,000 shares of the Company’s Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), including additional shares of the Company’s Series A Preferred Stock to cover overallotments (collectively, the “Shares”), proposed to be issued and sold in an underwritten initial public offering covered by the registration statement on Form S-11 (registration no. 333-            ), and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is rendered pursuant to Item 36 of Form S-11 and Item 601(b)(5) of Regulation S-K.

We have examined copies of the following documents:

•                    the Registration Statement, including the prospectus forming a part thereof, in the form in which it was transmitted to the Commission under the Securities Act;

•                    the Company’s Articles of Amendment and Restatement (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (“SDAT”);

•                    the form of the Company’s Articles Supplementary that establish and fix the rights and preferences of the Series A Preferred Stock (the “Articles Supplementary”);

•                    the Company’s Amended and Restated Bylaws (the “Bylaws”);

•                    certified resolutions adopted by the board of directors of the Company relating to, among other matters, the registration, classification and issuance of the Shares;

•                    a certificate executed by an officer of the Company, dated as of the date hereof;

•                    a certificate of the SDAT as to the good standing of the Company, dated as of a recent date; and

•                    such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated therein.

In our examination, we have assumed the genuineness of all signatures, the conformity to original documents of all copies submitted to us and the legal capacity of all individuals executing such documents.  As to various questions of fact material to this opinion, we have relied on statements and certificates of, or communications with, officers and representatives of the Company and others.

We are of the opinion that the Shares have been duly authorized by the Company and, upon issuance and delivery of the Shares in accordance with the Registration Statement and resolutions adopted by the Company’s board of directors relating thereto against payment therefor as provided in the Registration Statement and such resolutions and following effectiveness of the Registration Statement under the Securities Act, the Shares will be validly issued, fully paid and nonassessable.

Our opinion set forth above is subject to the following general qualifications and assumptions:

1.               The foregoing opinion is rendered as of the date hereof.  We assume no obligation to update or supplement this opinion if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

2.               We have made no investigation as to, and we express no opinion concerning, any laws other than the Maryland General Corporation Law, applicable provisions of the Constitution of the State of Maryland and reported judicial decisions interpreting the Maryland General Corporation Law and such Constitution, and we do not express any opinion herein concerning any other laws.

3.               Without limiting the effect of the immediately preceding qualification, we note that we express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

4.               We assume that the Shares will not be issued in violation of any restriction or limitation contained in Article VI of the Charter or Section 9 of the Articles Supplementary.

5.               Before the issuance of any Shares, certain terms of the Shares will be authorized and approved by the board of directors of the Company or a duly authorized committee thereof in accordance with the Maryland General Corporation Law, the Charter and the Bylaws, and the Articles Supplementary, reflecting such terms, will be filed with and accepted for record by the SDAT.

6.               Our opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)